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                                 [LETTERHEAD]

                                 APRIL 6, 2000


BENZ ENERGY INC.
1000 LOUISIANA, SUITE 1500
HOUSTON, TEXAS 77002

ATTENTION: MR. BOB HERLIN
           CHIEF EXECUTIVE OFFICER

                                    CONSENT

                 INDEPENDENT PETROLEUM ENGINEERS & GEOLOGISTS

        AS INDEPENDENT PETROLEUM ENGINEERS, WE HEREBY CONSENT, TO THE REFERENCE IN THIS FORM 10-K OF BENZ ENERGY INC. TO OUR FIRM'S NAME AND OUR FIRM'S REVIEW OF THE PROVED OIL AND GAS RESERVE QUANTITIES AS OF JANUARY 1, 2000.

                                       VERY TRULY YOURS,

                                       R. A. LENSER AND ASSOCIATES, INC.

                                       /S/ RONALD A. LENSER

                                       RONALD A. LENSER
                                       REGISTERED PROFESSIONAL ENGINEER
                                       PE NO. 30558

RAL/gac
HOUSTON, TEXAS
APRIL 6, 2000